EXHIBIT 10.2

GUARANTY AND COLLATERAL AGREEMENT
dated as of January 12, 2018
among
QUMU CORPORATION
AND CERTAIN OF ITS SUBSIDIARIES,

and
THE OTHER PARTIES HERETO,
as Grantors,
and
ESW HOLDINGS, INC.,
as the Administrative Agent

GUARANTY AND COLLATERAL AGREEMENT
THIS GUARANTY AND COLLATERAL AGREEMENT dated as of January 12, 2018 (this “Agreement”) is entered into among (i) QUMU CORPORATION, a Minnesota corporation (“Borrower”), and (ii) QUMU, INC., a California corporation (“Guarantor”, and together with Borrower, individually and collectively referred to herein as the “Company”; and together with any other Person that becomes a party hereto as provided herein, the “Grantors”), in favor of ESW HOLDINGS, INC., as administrative agent (in such capacity, the “Administrative Agent”) for itself, all the Lenders party to the Credit Agreement (as hereafter defined) and (to the extent set forth herein) certain Affiliates of the Lenders.
The Lenders have severally agreed to make the term loans to the Company pursuant to that certain Term Loan Credit Agreement of even date herewith by and among Borrower, the financial institutions that may from time to time become parties thereto and Administrative Agent (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”). Each entity comprising the Company is affiliated with each other Grantor. The proceeds of credit extended under the Credit Agreement will be used in part to enable the Company to make valuable transfers to the Grantors in connection with the operation of their respective businesses. The Company and the other Grantors are engaged in interrelated businesses, and each Grantor will derive substantial direct and indirect benefit from extensions of credit under the Credit Agreement. It is a condition precedent to each Lender’s obligation to make the Term Loans under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of all the Lenders.
In consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the term loans thereunder, each Grantor hereby agrees with the Administrative Agent, for the benefit of the Administrative Agent and Lenders, as follows:
SECTION 1    DEFINITIONS.
1.1    Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in the UCC: Account Debtors, Accounts, Certificated Security, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Goods, Health Care Insurance Receivables, Instruments, Inventory, Leases, Letter-of-Credit Rights, Money, Payment Intangibles, Supporting Obligations, Tangible Chattel Paper.
1.2    When used herein the following terms shall have the following meanings:
“Agreement” has the meaning set forth in the preamble hereto.
“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et. seq.) or any replacement or supplemental federal statute dealing with the bankruptcy of debtors.
“Chattel Paper” means all “chattel paper” as such term is defined in Section 9-102(a)(11) of the UCC and, in any event, including with respect to any Grantor, all Electronic Chattel Paper and Tangible Chattel Paper.

“Collateral” means (a) all of the personal property now owned or at any time hereafter acquired by any Grantor or in which any Grantor now has or at any time in the future may acquire any right, title or interest, including all of each Grantor’s Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Receivables, Health Care Insurance Receivables, Farm Products, Goods, Instruments, Intellectual Property, Inventory, Investment Property, Leases, Letter-of-Credit Rights, Money, Supporting Obligations and Identified Claims, (b) all books and records pertaining to any of the foregoing, (c) all Proceeds and products of any of the foregoing, and (d) all collateral security and guaranties given by any Person with respect to any of the foregoing. Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.
Notwithstanding the foregoing, “Collateral” shall not include (i) the voting Capital Securities of any first tier Foreign Subsidiary that is a “controlled foreign corporation” (as defined in Section 957 of the Internal Revenue Code) in excess of 65% of all voting Capital Securities of such Foreign Subsidiary; provided that, notwithstanding the foregoing, or anything to the contrary in this Agreement, all rights to payment of money due or to become due pursuant to, and all rights to the proceeds from the sale of, any domestic Subsidiary or Foreign Subsidiary Capital Securities shall be and shall at all times constitute “Collateral” and remain subject to the security interests created by this Agreement; (ii) any General Intangible, permit, lease, license, contract or other Instrument of a Grantor to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument in the manner contemplated by this Agreement, under the terms thereof or under applicable law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that such limitation shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the Grantor’s rights could not be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity; and (iii) any United States intent-to-use trademark applications to the extent that, and solely during the period in which the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark applications under applicable Law; provided, that upon submission and acceptance by the USPTO of an amendment to allege pursuant to 15 U.S.C. Section 1060(a) or any successor provision), such intent-to-use trademark application shall be considered Collateral; provided further that, notwithstanding clauses (ii) and (iii) hereof, in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any applicable law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral hereunder, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, a security interest in such General Intangible, permit, lease, license, contract or other Instrument shall be automatically and simultaneously granted hereunder and shall be included as Collateral hereunder.
“Company Obligations” means all Obligations of the Borrower.
“Copyrights” means all copyrights (including copyrights in computer software) arising under the laws of the United States, any other country or any political subdivision thereof, whether

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registered or unregistered and whether published or unpublished, including those listed on Schedule 5, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the United States Copyright Office, and the right to obtain all renewals of any of the foregoing.
“Credit Agreement” has the meaning set forth in the preamble hereto.
“Fixtures” means “fixtures” as such term is defined in Section 9-102(a)(41) of the UCC and, in any event, including with respect to any Grantor, all of the following, whether now owned or hereafter acquired by a Grantor: plant fixtures, business fixtures, other fixtures and storage facilities, wherever located; and all additions and accessories thereto and replacements therefor.
“Foreign Subsidiary” means any Subsidiary of the Company that is not organized under the laws of a jurisdiction within the United States.
“General Intangibles” means all “general intangibles” as such term is defined in Section 9-102(a)(42) of the UCC and, in any event, including with respect to any Grantor, all Payment Intangibles, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same from time to time may be amended, supplemented or otherwise modified, including, without limitation, (a) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (b) all rights of such Grantor to damages arising thereunder and (c) all rights of such Grantor to perform and to exercise all remedies thereunder; provided, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such Payment Intangible, contract, agreement, instrument or indenture.
“Guarantor Obligations” means, collectively, with respect to Guarantor, all Obligations of such Guarantor.
“Guarantor” has the meaning set forth in the preamble hereto.
“Identified Claims” means the Commercial Tort Claims described on Schedule 7 as such schedule shall be supplemented from time to time.
“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property (including all computer software, in any form including source code, object code and executable code, firmware, systems, tools, data, databases and other collections of data and all documentation relating thereto), whether arising under United States, multinational or foreign laws or otherwise, including the Copyrights, the Patents, the Trademarks, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.
“Intellectual Property Licenses” means all written agreements naming any Grantor as licensor on the date hereof, including those listed on Schedule 5, granting any right (a) under any Copyright, including the grant of rights to manufacture, distribute, exploit and sell materials

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derived from any Copyright, (b) to manufacture, use or sell any invention covered in whole or in part by a Patent, (c) to use any Trademark and (d) to use any material computer software license.
“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor or any Subsidiary of a Grantor.
“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC (other than the equity interests of any Foreign Subsidiary excluded from the definition of Pledged Equity), (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Equity.
“Issuers” means the collective reference to each issuer of any Investment Property.
“Paid in Full” or “Payment in Full” means the payment in full in cash and performance of all Secured Obligations.
“Patents” means (a) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including any of the foregoing referred to in Schedule 5, (b) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including any of the foregoing referred to in Schedule 5, and (c) all rights to obtain any reissues or extensions of the foregoing.
“Pledged Equity” means the equity interests listed on Schedule 1, together with any other equity interests, certificates, stock powers, options or rights of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.
“Pledged Notes” means all promissory notes listed on Schedule 1, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.
“Proceeding” means any voluntary or involuntary proceeding commenced by or against any Grantor under any provision of the Bankruptcy Code, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors, or proceedings seeking dissolution, receivership, reorganization, arrangement, or other similar relief.
“Proceeds” means all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.
“Receivable” means any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including any Accounts).
“Secured Obligations” means, collectively, the Company Obligations and Guarantor Obligations.

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“Securities Act” means the Securities Act of 1933, as amended.
“Subordinated Lender Remedies” means any action (a) to take from or for the account of any Grantor by set-off or in any other manner, the whole or any part of any moneys which may now or hereafter be owing by any Grantor with respect to the Subordinated Obligations, (b) to sue for payment of, or to initiate or participate with others in any suit, action or proceeding (including any Proceeding) against any Grantor to (i) enforce payment of or to collect the whole or any part of the Subordinated Obligations or (ii) commence judicial enforcement of any of the rights and remedies with respect to the Subordinated Obligations, (c) to accelerate the Subordinated Obligations, (d) to exercise any put, repurchase or similar option or to cause any Grantor to honor any redemption or mandatory prepayment obligation with respect to any Subordinated Obligations, or (e) to take any action under the provisions of any state or federal law, including the UCC, or under any contract or agreement, to enforce, foreclose upon, take possession of, realize upon or sell any property or assets of any Grantor on account of the Subordinated Obligations.
“Subordinated Obligations” means, with respect to each Grantor, all indebtedness, liabilities, and other obligations of any other Grantor or Subsidiary owing to such Grantor in respect of any and all loans or advances made by such Grantor to such other Grantor or Subsidiary whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, including all fees and all other amounts payable by any other Grantor or Subsidiary to such Grantor under or in connection with any documents or instruments related thereto.
“Trademarks” means (a) all trademarks, trade names, trade name rights, corporate names, each Grantor’s names, business names, fictitious business names, trade styles, service marks, service mark rights, domain names, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including any of the foregoing referred to in Schedule 5, and (b) the right to obtain all renewals thereof.
“UCC” means the Uniform Commercial Code as in effect on the date hereof and from time to time in the State of New York, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.
SECTION 2    GUARANTY.
2.1    Guaranty. (a) Guarantor hereby, unconditionally and irrevocably, as a primary obligor and not only a surety, guarantees to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and

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assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations.
(b)    Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by Guarantor under applicable federal and state laws relating to the insolvency of debtors.
(c)    Guarantor agrees that the Secured Obligations may at any time and from time to time exceed the amount of the liability of Guarantor hereunder without impairing the guaranty contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.
(d)    The guaranty contained in this Section 2 shall remain in full force and effect until all of the Secured Obligations shall have been Paid in Full.
(e)    No payment made by the Company, the Guarantor, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Company, the Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Secured Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by Guarantor in respect of the Secured Obligations or any payment received or collected from Guarantor in respect of the Secured Obligations), remain liable for the Secured Obligations up to the maximum liability of Guarantor hereunder until the Secured Obligations are Paid in Full.
2.2    [Reserved.]
2.3    No Subrogation. Notwithstanding any payment made by Guarantor hereunder or any set-off or application of funds of Guarantor by the Administrative Agent or any Lender, Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Company or any collateral security or guaranty or right of offset held by the Administrative Agent or any Lender for the payment of the Secured Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by Guarantor hereunder, until all of the Secured Obligations are Paid in Full and the Term Loan Commitments are terminated. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Secured Obligations shall not have been Paid in Full, such amount shall be held by Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Administrative Agent in the exact form received by Guarantor (duly indorsed by Guarantor to the Administrative Agent, if required), to be applied against the Secured Obligations, whether matured or unmatured, in such order as Administrative Agent may determine.
2.4    Amendments, etc. with Respect to the Secured Obligations. Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against Guarantor and

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without notice to or further assent by Guarantor, any demand for payment of any of the Secured Obligations made by the Administrative Agent or the Required Lenders may be rescinded by the Administrative Agent or the Required Lenders and any of the Secured Obligations continued, and the Secured Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guaranty therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders or all the Lenders, as the case may be) may deem advisable from time to time. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for the guaranty contained in this Section 2 or any property subject thereto.
The Administrative Agent or the Lenders may, from time to time, at their sole discretion and without notice to Guarantor, take any or all of the following actions: (a) retain or obtain a security interest in any property to secure any of the Secured Obligations or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Secured Obligations, (c) extend or renew any of the Secured Obligations for one or more periods (whether or not longer than the original period), alter or exchange any of the Secured Obligations, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Secured Obligations, (d) release any guaranty or right of offset or its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Secured Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned (or any of them) for payment of any of the Secured Obligations when due, whether or not the Administrative Agent or the Lenders shall have resorted to any property securing any of the Secured Obligations or any obligation hereunder or shall have proceeded against any other of the undersigned or any other obligor primarily or secondarily obligated with respect to any of the Secured Obligations.
2.5    Waivers. Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Secured Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guaranty contained in this Section 2 or acceptance of the guaranty contained in this Section 2; the Secured Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guaranty contained in this Section 2, and all dealings between the Company and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guaranty contained in this Section 2. Guarantor waives (a) diligence, presentment, protest, demand for payment and notice of default, dishonor or nonpayment and all other notices whatsoever to or upon the Company or the Guarantor with respect to the Secured Obligations, (b) notice of the existence or creation or non-payment of all or

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any of the Secured Obligations and (c) all diligence in collection or protection of or realization upon any Secured Obligations or any security for or guaranty of any Secured Obligations.
2.6    Payments. Guarantor hereby guaranties that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in United States dollars at the office of the Administrative Agent specified in the Credit Agreement.
SECTION 3    GRANT OF SECURITY INTEREST.
3.1    Grant. Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent and Lenders and (to the extent provided herein) their Affiliates, a continuing security interest in all of its Collateral, as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Company Obligations and the Guarantor Obligations.
SECTION 4    REPRESENTATIONS AND WARRANTIES.
To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make the Term Loans to the Company thereunder, each Grantor jointly and severally hereby represents and warrants to the Administrative Agent and each Lender that:
4.1    Title; No Other Liens. Each of the Grantors own good title to, or in the case of leased assets, has a valid leasehold interest in, or in the case of intellectual property rights, has valid and enforceable rights to use, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including Patents, Trademarks, trade names, service marks and Copyrights). Except for Permitted Liens, the Grantors own each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Administrative Agent.
4.2    Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon delivery of the executed Loan Documents to the Administrative Agent and (b) completion of the filings and other actions specified on Schedule 2 (which, in the case of all filings and other documents referred to on Schedule 2, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the benefit of the Administrative Agent and Lenders, as collateral security for each Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from each Grantor and are prior to all other Liens on the Collateral in existence on the date hereof except for Permitted Liens for which priority is accorded under applicable law. The filings and other actions specified in this Section 4.2 and on Schedule 2 constitute all of the filings and other actions necessary to perfect all security interests granted hereunder.
4.3    Grantor Information. On the date hereof, Schedule 3 sets forth (a) each Grantor’s jurisdiction of organization, (b) the location of each Grantor’s chief executive office, (c) each Grantor’s exact legal name as it appears on its organizational documents and (d) each

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Grantor’s organizational identification number (to the extent a Grantor is organized in a jurisdiction which assigns such numbers) and federal employer identification number.
4.4    Collateral Locations. On the date hereof, Schedule 4 sets forth (a) each place of business of each Grantor (including its chief executive office), (b) all locations where all Inventory and the Equipment owned by each Grantor is kept and (c) whether each such Collateral location and place of business (including each Grantor’s chief executive office) is owned or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as indicated on Schedule 4.
4.5    Certain Property. None of the Collateral constitutes, or is the Proceeds of, (a) Farm Products, (b) Health Care Insurance Receivables or (c) vessels, aircraft or any other property subject to any certificate of title or other registration statute of the United States, any State or other jurisdiction.
4.6    Investment Property. (a) The Pledged Equity pledged by each Grantor hereunder constitutes the percentage as set forth on Schedule 1 of the issued and outstanding equity interests of each Issuer owned by such Grantor.
(b)    All of the Pledged Equity has been duly and validly issued and is fully paid and nonassessable.
(c)    Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms (subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing).
(c)    Schedule 1 lists all Investment Property owned by each Grantor. Each Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except Permitted Liens.
(e)    The execution, delivery and performance of this Agreement by each Grantor and each Issuer party hereto in accordance with its terms will not violate the governing documents of such Grantor or such Issuer or any agreements, instruments or documents to which such Grantor or such Issuer is a party.
4.7    Receivables. (a) No material amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.
(b)    No obligor on any Receivable is a governmental authority.

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(c)    The amounts represented by such Grantor to the Administrative Agent or the Lenders from time to time as owing to such Grantor in respect of the Receivables will at all such times be accurate.
4.8    Intellectual Property. (a) Schedule 5 lists all (i) registered Intellectual Property owned by such Grantor in its own name on the date hereof, (ii) all unregistered Trademarks and software that is owned by such Grantor in its own name on the date hereof, and (iii) Intellectual Property Licenses.
(b)    On the date hereof, all Intellectual Property and pending applications for registration of Intellectual Property owned by any Grantor is valid, subsisting, unexpired and enforceable and has not been abandoned and, to such Grantor’s knowledge, does not infringe the intellectual property rights of any other Person.
(c)    Except as set forth in Schedule 5, and except for non-exclusive licenses of Intellectual Property granted in the ordinary course of business (to the extent constituting a Permitted Lien), none of the Intellectual Property of any Grantor is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.
(d)    No holding, decision or judgment has been rendered by any governmental authority against any Grantor which limits, cancels or questions the validity of, or any Grantor’s ownership interest in, any Intellectual Property owned by any Grantor in any material respect.
(e)    No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof (i) seeking to limit, cancel or question the validity of, or any Grantor’s ownership interest in, any Intellectual Property owned by any Grantor, or (ii) which, if adversely determined, would adversely affect the value of any Intellectual Property.
(f)    Each Grantor owns and possesses or has a license or other right to use all Intellectual Property as is necessary for the conduct of the business of such Grantor, without any infringement upon Intellectual Property rights of others which could reasonably be expected to have a Material Adverse Effect.
4.9    Depositary and Other Accounts. All depositary and other accounts maintained by each Grantor are described on Schedule 6 hereto, which description includes for each such account the name of the Grantor maintaining such account, the name, address, telephone and fax numbers of the financial institution at which such account is maintained, the account number and the account officer, if any, of such account.
SECTION 5    COVENANTS.
Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been Paid in Full:
5.1    Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or Chattel Paper, in each case, such Instrument, Certificated

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Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Administrative Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC. In the event that an Event of Default shall have occurred and be continuing, upon the request of the Administrative Agent, any Instrument, Certificated Security or Chattel Paper not theretofore delivered to the Administrative Agent and at such time being held by any Grantor shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement and in the case of Electronic Chattel Paper, the applicable Grantor shall cause the Administrative Agent to have control thereof within the meaning set forth in Section 9-105 of the UCC.
5.2    Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever.
(b)    Such Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the assets and property of such Grantor and such other reports in connection therewith as the Administrative Agent may reasonably request from time to time, all in reasonable detail.
(c)    At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including (i) filing any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) in the case of Investment Property and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable UCC) with respect thereto and (iii) without limiting the generality of the foregoing, causing each Issuer (other than a Grantor) to execute and deliver to the Administrative Agent the Acknowledgement signature page to this Agreement. Each Grantor acknowledges and agrees that its signature to this Agreement as a Grantor shall bind it to each and every provision of this Agreement in its capacity as a Grantor and as an Issuer (as applicable).
5.3    Changes in Locations, Name, etc. Such Grantor shall not, except upon 30 days’ prior written notice to the Administrative Agent and delivery to the Administrative Agent of (a) all additional financing statements and other documents reasonably requested by the Administrative Agent as to the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 4 showing any additional location at which Inventory or Equipment shall be kept:
(i)    permit any of the Inventory or Equipment to be kept at a location other than those listed on Schedule 4;

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(ii)    change its name, jurisdiction of organization or the location of its chief executive office from that specified on Schedule 3 or in any subsequent notice delivered pursuant to this Section 5.3; or
(iii)    change its legal identity or corporate structure.
5.4    Notices. Such Grantor will advise the Administrative Agent promptly, in reasonable detail, of:
(a)    any Lien (other than Permitted Liens) on any of the Collateral; and
(b)    the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the Liens created hereby.
5.5    Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate, option or rights in respect of the equity interests of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any of the Pledged Equity, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated instrument of transfer covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guarantied, to be held by the Administrative Agent, subject to the terms hereof, as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, (i) unless the Administrative Agent provides express written notice to the contrary, any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations, and (ii) in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected Lien in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional Collateral for the Secured Obligations. Upon the occurrence and during the continuance of an Event of Default, if any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional Collateral for the Secured Obligations.
(b)    Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any equity interests of any nature or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer, except, in each case, as permitted by the Credit Agreement or with respect to such Investment Property, voting or other action by such Grantor with respect to BriefCam Ltd., (ii) sell, assign, transfer, exchange, or

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otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement) other than, with respect to Investment Property not constituting Pledged Equity or Pledged Notes, any such action which is not prohibited by the Credit Agreement, (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for Permitted Liens, or (iv) enter into or permit to exist any agreement or undertaking, including, without limitation, the governing documents of any Issuer and shareholders’ agreements, restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, except, with respect to such Investment Property, shareholders’ agreements entered into by such Grantor with respect to the Borrower’s investment in BriefCam Ltd.
(c)    In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.5(a) with respect to the Investment Property issued by it, (iii) the terms of Sections 6.3(c) and 6.7 shall apply to such Issuer with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 regarding the Investment Property issued by it and (iv) it will not recognize, acknowledge or permit the pledge, transfer, grant of control or other disposition of the Investment Property issued by it (or any portion thereof) other than to or as requested by the Administrative Agent unless otherwise permitted under the terms of this Agreement or the Credit Agreement.
(d)    With respect to each Issuer that is a limited liability company, such Issuer shall cause the equity interests of such Issuer to be governed by, and to be a "security" within the meaning of, Article 8 (Investment Securities) of the UCC, and no such Issuer shall, and no Grantor shall cause any such Issuer to, “opt out” of Article 8 of the UCC with respect to such Issuer's equity interests. As of the date hereof, the operating agreement or limited liability agreement of any Issuer that is a limited liability company has been amended to include the provisions set forth in Annex I hereto regarding (i) a requirement to issue certificates evidencing membership ownership interests, and (ii) certain rights of Agent in respect of this Agreement.
5.6    Receivables. (a) Other than in the ordinary course of business consistent with its past practice and in amounts which are not material to such Grantor, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.
(b)    Such Grantor will deliver to the Administrative Agent a copy of each demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables for all Grantors.
5.7    Intellectual Property. (a) Such Grantor (either through itself or its licensees) will (i) continue to use each Trademark material to its business in order to maintain such Trademark in

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full force free from any claim of abandonment for non-use, (ii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable law to maintain such Trademark, (iii) not adopt or use any mark which is confusingly similar or a colorable imitation of such Trademark unless the Administrative Agent shall obtain a perfected security interest in such mark pursuant to this Agreement, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark may become invalidated or impaired in any way.
(b)    Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any Patent material to its business may become forfeited, abandoned or dedicated to the public.
(c)    Such Grantor (either itself or through licensees) (i) will employ each Copyright material to its business and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of such Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of such Copyrights may fall into the public domain.
(d)    Such Grantor (either itself or through licensees) will not do any act that knowingly uses any Intellectual Property material to its business to infringe the intellectual property rights of any other Person.
(e)    Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding, such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.
(f)    Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent concurrently with the next delivery of financial statements of the Company pursuant to Section 10.1 of the Credit Agreement. Upon the request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.
(g)    Such Grantor will take all reasonable and necessary steps to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of all material Intellectual Property owned by it.

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(h)    In the event that any material Intellectual Property is infringed upon or misappropriated by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof and, to the extent, in its reasonable judgment, such Grantor determines it appropriate under the circumstances, sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.
5.8    Depositary and Other Deposit Accounts. Subject to Section 10.10 of the Credit Agreement, no Grantor shall open or maintain any deposit account or security account unless (i) such accounts are subject to a deposit account control agreement in favor of the Administrative Agent, for itself and the benefit of the Lenders, in form and substance reasonably acceptable to the Administrative Agent and (ii) such accounts are in a structure acceptable to Administrative Agent. The Grantors shall deliver to the Administrative Agent a revised version of Schedule 6 showing any changes thereto within 5 days of any such change. Each Grantor hereby authorizes the financial institutions at which such Grantor maintains a deposit account or a security account to provide the Administrative Agent with such information with respect to such account as the Administrative Agent may from time to time reasonably request, and each Grantor hereby consents to such information being provided to the Administrative Agent. Subject to Section 10.10 of the Credit Agreement, each Grantor will cause each financial institution at which such Grantor maintains a deposit account or a security account to enter into a bank agency or other similar agreement with the Administrative Agent and such Grantor, in form and substance satisfactory to the Administrative Agent, in order to give the Administrative Agent “control” (as defined in the UCC) of such account.
5.9    Other Matters. (a) As of the Closing Date, each of the Grantors shall cause to be delivered to the Administrative Agent a Collateral Access Agreement with respect to (i) each bailee with which such Grantor keeps Inventory or other assets as of the Closing Date and (ii) each landlord which leases real property (and the accompanying facilities) to any of the Grantors as of the Closing Date. If any Grantor shall cause to be delivered Inventory or other property to any bailee after the Closing Date, such Grantor shall use reasonable efforts to cause such bailee to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Administrative Agent. If any Grantor shall lease any real property or facilities after the Closing Date, such Grantor shall use commercially reasonable efforts to cause the landlord in respect of such leased property or facilities to sign a Collateral Access Agreement. Such requirement may be waived at the option of the Administrative Agent.
(b)    Each Grantor authorizes the Administrative Agent to, at any time and from time to time, file financing statements, continuation statements, and amendments thereto that describe the Collateral as “all assets” of each Grantor, or words of similar effect, and which contain any other information required pursuant to the UCC for the sufficiency of filing office acceptance of any financing statement, continuation statement, or amendment, and each Grantor agrees to furnish any such information to the Administrative Agent promptly upon request. Any such financing statement, continuation statement, or amendment may be signed by the Administrative Agent on behalf of any Grantor and may be filed at any time in any jurisdiction.

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(c)    Each Grantor shall, at any time and from time and to time, take such steps as the Administrative Agent may reasonably request for the Administrative Agent (i) to obtain an acknowledgement, in form and substance reasonably satisfactory to the Administrative Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for the Administrative Agent, (ii) to obtain “control” of any letter-of-credit rights, or electronic chattel paper (as such terms are defined by the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to the Administrative Agent, and (iii) otherwise to insure the continued perfection and priority of the Administrative Agent’s security interest in any of the Collateral and of the preservation of its rights therein. If any Grantor shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC), such Grantor shall promptly notify the Administrative Agent thereof in writing and supplement Schedule 7, therein providing a reasonable description and summary thereof, and upon delivery thereof to the Administrative Agent, such Grantor shall be deemed to thereby grant to the Administrative Agent (and such Grantor hereby grants to the Administrative Agent) a security interest and lien in and to such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement.
(d)    Without limiting the generality of the foregoing, if any Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record”, as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in §16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent “control” under Section 9-105 of the UCC of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, §16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
SECTION 6    REMEDIAL PROVISIONS.
6.1    Certain Matters Relating to Receivables. In the event that an Event of Default shall have occurred and be continuing:
(a)     The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. Upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, agings and test verifications of, and trial balances for, the Receivables.
(b)    The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate such authority at any time. If required by the Administrative Agent, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative

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Agent if required, in a collateral account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit. The Administrative Agent may elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Lenders. In such event, each Grantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Grantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Grantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Holders of Secured Obligations, all amounts and proceeds received by it with respect to the Receivables and immediately and at all times thereafter deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements.
(c)    At the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including all original orders, invoices and shipping receipts.
6.2    Communications with Obligors; the Grantors Remain Liable. (a) In the event that an Event of Default shall have occurred and be continuing, the Administrative Agent in its own name or in the name of others may at any time communicate with obligors under the Receivables to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables.
(b)    Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables that the Receivables have been assigned to the Administrative Agent for the ratable benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.
(c)    Anything herein to the contrary notwithstanding, each Grantor shall remain liable in respect of each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to

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collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.
(d)    For the purpose of enabling the Administrative Agent to exercise rights and remedies under this Agreement, each Grantor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Grantor) at any time after the occurrence and during the continuance of an Event of Default to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof; provided that notwithstanding the foregoing, the exercise of rights and remedies by the Administrative Agent and the Lenders pursuant to this Section 6.2(d) shall be subject to a 60 day forbearance period on the terms set forth in Section 13.3 of the Credit Agreement (the “Forbearance Period”). At any time after the occurrence and during the continuance of an Event of Default, and following the Forbearance Period, if applicable, the Administrative Agent may refuse to allow Grantor to, and at its sole discretion Administrative Agent may, exercise quality control over the products and services offered under the applicable Trademark to prevent invalidation or abandonment.
6.3    Investment Property. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the relevant Grantor of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends and distributions paid in respect of the Pledged Equity and all payments made in respect of the Pledged Notes and to exercise all voting and other rights with respect to the Investment Property, to the extent permitted in the Credit Agreement; provided, that no vote shall be cast or other right exercised or action taken which could impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.
(b)    If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends and distributions, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in such order as the Administrative Agent may determine, (ii) the Administrative Agent shall have the right to cause any or all of the Investment Property to be registered in the name of the Administrative Agent or its nominee, and (iii) the Administrative Agent or its nominee may exercise (x) all voting and other rights pertaining to such Investment Property at any meeting of holders of the equity interests of the relevant Issuer or Issuers or otherwise (or by written consent) and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other

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designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.
(c)    Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to, and each such Issuer hereby agrees to immediately, comply with any instruction received by such Issuer from the Administrative Agent in writing at any time after the occurrence and during the continuance of an Event of Default that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions or consent of such Grantor, including without limitation, instructions as to the transfer of other disposition of such Investment Property, to pay and remit to the Administrative Agent or its nominee all dividends, distributions and other amounts payable to such Grantor in respect of such Investment Property (upon redemption of such Investment Property, dissolution of such Issuer or otherwise), and to transfer to, and register such Investment Property in the name of, the Administrative Agent or its nominee or transferee. Each Grantor agrees that each Issuer shall be fully protected in so complying with such instructions.
6.4    Proceeds to be Turned Over to the Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other cash equivalent items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall (unless the Administrative Agent provides express written notice to the contrary) forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a collateral account maintained under its sole dominion and control. All Proceeds, while held by the Administrative Agent in any collateral account (or by such Grantor in trust for the Administrative Agent and the Lenders) established pursuant hereto, shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.
6.5    Application of Proceeds. If an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent’s election, the Administrative Agent may apply all or any part of Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations in such order as the Administrative Agent shall determine in its discretion, whether or not the Secured Obligations shall then be due. Any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such Proceeds remaining after the Secured Obligations shall have been Paid in Full shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive the same. In the absence of a specific determination by the Administrative Agent, the Proceeds from the sale of, or other realization upon, all or any part of the Collateral in payment of the Secured Obligations shall be applied in the following order:

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FIRST, to the payment of all fees, costs, expenses and indemnities of the Administrative Agent (in its capacity as such), including Attorney Costs, and any other Secured Obligations owing to the Administrative Agent in respect of sums advanced by the Administrative Agent to preserve the Collateral or to preserve its security interest in the Collateral, until paid in full;
SECOND, to the payment of all fees, costs, expenses, reimbursements and indemnities of the Administrative Agent, until paid in full;
THIRD, to the payment of all Secured Obligations consisting of fees, costs, expenses, reimbursements and indemnities owing to the Lenders, ratably among the Lenders in proportion to the respective amounts described in this clause THIRD held by them, until paid in full;
FOURTH, to the payment of all Secured Obligations consisting of accrued and unpaid interest owing to the Lenders, ratably among the Lenders in proportion to the respective amounts described in this clause FOURTH payable to them, until paid in full;
FIFTH, to the payment of all Secured Obligations consisting of principal owing to the Lenders, ratably among the Lenders in proportion to the respective amounts described in this clause FIFTH held by them, until paid in full;
SIXTH, to the payment of all Secured Obligations consisting of Bank Product Obligations and Hedging Obligations owing to the Lenders or their Affiliates, ratably among the Lenders and their Affiliates in proportion to the respective amounts described in this clause SIXTH held by them, until paid in full;
SEVENTH, to the payment of all other Secured Obligations owing to the Lenders until paid in full; and
EIGHTH, to the payment of any remaining Proceeds, if any, to whomever may be lawfully entitled to receive such amounts.
6.6    Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Administrative Agent and Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery with assumption of

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any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including Attorney Costs, to the payment in whole or in part of the Secured Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.
6.7    Registration Rights.
(a)    Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Equity, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Equity for the period of time necessary to permit the Issuer thereof to register such securities or other interests for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.
(b)    Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Equity pursuant to this Section 6.7 valid and binding and in compliance with applicable law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

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6.8    Waiver; Deficiency. To the extent permitted under applicable law, each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-626 of the UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations in full and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.
SECTION 7    THE ADMINISTRATIVE AGENT.
7.1    The Administrative Agent’s Appointment as Attorney-in-Fact; Irrevocable Proxy, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of and at the expense of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:
(i)    in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;
(ii)    in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent’s security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;
(iii)    discharge Liens levied or placed on or threatened against the Collateral, and effect any repairs or insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;
(iv)    execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and
(v)    (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;

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(3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark, throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; (8) vote any right or interest with respect to any Investment Property; (9) order good standing certificates and conduct lien searches in respect of such jurisdictions or offices as the Administrative Agent may deem appropriate; and (10) generally sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.
Until the Secured Obligations have been Paid in Full, each Grantor hereby irrevocably designates and appoints the Administrative Agent, as its true and lawful proxy, with full power of substitution, for and in its name, place and stead to vote any and all Investment Property owned or held by such Grantor or standing in its name, and do all things which any Grantor might do if present and acting itself. Once exercised by the Administrative Agent, the right to vote granted pursuant to this proxy shall be exclusive to the Administrative Agent and no Grantor shall thereafter be entitled to exercise any right to vote in respect of any Investment Property. THE PROXY AND POWERS GRANTED BY THE GRANTORS PURSUANT HERETO ARE IRREVOCABLE AND COUPLED WITH AN INTEREST (INCLUDING BUT NOT LIMITED TO THE CREDIT AGREEMENT AND THIS AGREEMENT) AND ARE GIVEN TO SECURE THE OBLIGATIONS UNDER THE CREDIT AGREEMENT AND THIS AGREEMENT.
Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney or the irrevocable proxy provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.
(b)    If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement and such Grantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 7.1(b), within 10 days after demand by Administrative Agent.

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(c)    Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. All powers, proxies, authorizations and agencies contained in this Agreement are coupled with an interest and are given to secure the Secured Obligations and are irrevocable until this Agreement is terminated and the security interests created hereby are released.
7.2    Duty of the Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent nor any of its respective officers, directors, employees or agents shall be liable for any failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder.
7.3    Authority of the Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.
SECTION 8    MISCELLANEOUS.
8.1    Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 15.1 of the Credit Agreement.
8.2    Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor or Issuer hereunder shall be addressed to the Borrower and effected in the manner provided for in Section 15.3 of the Credit Agreement and each Grantor hereby appoints the Borrower as its agent to receive notices hereunder.
8.3    Indemnification by the Grantors. EACH GRANTOR, JOINTLY AND SEVERALLY, HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE ADMINISTRATIVE AGENT, EACH LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES, APPROVED FUNDS AND AGENTS OF

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THE ADMINISTRATIVE AGENT AND EACH LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (a) ANY TENDER OFFER, MERGER, PURCHASE OF EQUITY INTERESTS, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (b) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR, (c) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY GRANTOR OR THE OPERATIONS CONDUCTED THEREON, (d) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (e) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH GRANTOR HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 8.3 SHALL SURVIVE REPAYMENT OF THE SECURED OBLIGATIONS, CANCELLATION OF THE NOTES, EXPIRATION OR TERMINATION OF THE TERM LOAN COMMITMENTS, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.
8.4    Enforcement Expenses. (a) Each Grantor agrees, on a joint and several basis, to pay or reimburse on demand each Lender and the Administrative Agent for all reasonable out-of-pocket costs and expenses (including Attorney Costs) incurred in collecting against Guarantor under the guaranty contained in Section 2 or otherwise enforcing or preserving any rights under this Agreement and the other Loan Documents.
(b)    Each Grantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

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(c)    The agreements in this Section 8.4 shall survive repayment of all (and shall be) Secured Obligations, any foreclosure under, or any modification, release or discharge of, any or all of the Collateral Documents and termination of this Agreement.
8.5    Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.
8.6    Nature of Remedies. All Secured Obligations of each Grantor and rights of the Administrative Agent and the Lenders expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.
8.7    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
8.8    Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.
8.9    Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by any Grantor of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Administrative Agent or the Lenders.
8.10    Successors; Assigns. This Agreement shall be binding upon the Grantors, the Lenders and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of the Grantors, the Lenders and the Administrative Agent and the successors and assigns of the Lenders and the Administrative Agent. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Grantor may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Administrative Agent.
8.11    Governing Law. THIS AGREEMENT SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

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8.12    Forum Selection; Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH GRANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
8.13    Waiver of Jury Trial. EACH GRANTOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.
8.14    Set-off. Each Grantor agrees that the Administrative Agent and each Lender have all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Grantor agrees that at any time any Event of Default exists, the Administrative Agent and (with the written consent of the Administrative Agent) each Lender may apply to the payment of any Secured Obligations, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Grantor then or thereafter with the Administrative Agent or such Lender.
8.15    Acknowledgements. Each Grantor hereby acknowledges that:
(a)    it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;
(b)    neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

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(c)    no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Grantors, the Administrative Agent and the Lenders.
8.16    Additional Grantors. Each Loan Party that is required to become a party to this Agreement pursuant to Section 10.9 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Loan Party of a joinder agreement in the form of Annex II hereto.
8.17    Releases. (a) At such time as the Secured Obligations have been Paid in Full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to the Grantors any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
(b)    If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral.
8.18    Obligations and Liens Absolute and Unconditional. Each Grantor understands and agrees that the obligations of each Grantor under this Agreement shall be construed as a continuing, absolute and unconditional without regard to (a) the validity or enforceability of any Loan Document, any of the Secured Obligations or any other collateral security therefor or guaranty or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by any Grantor or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of any Grantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of any Grantor for the Secured Obligations, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Grantor, the Administrative Agent may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against any other Grantor or any other Person or against any collateral security or guaranty for the Secured Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from any other Grantor or any other Person or to realize upon any such collateral security or guaranty or to exercise any such right of offset, or any release of any other Grantor or any other Person or any such collateral security, guaranty or right of offset, shall not relieve any Grantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the

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Administrative Agent or any Lender against any Grantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
8.19    Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Grantor or any Issuer for liquidation or reorganization, should Grantor or any Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of Grantor’s or Issuer’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference”, “fraudulent conveyance”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
8.20    Intercompany Subordination. Each Grantor covenants and agrees, irrespective of whether in or outside of any Proceeding, that the payment of any and all of the Subordinated Obligations shall be subordinate and subject in right and time of payment, to the extent and in the manner set forth in this Section 8.20, to Payment in Full. Whether in or outside of any Proceeding, each Grantor hereby agrees that it shall not make (and will not permit any other Grantor to make), and each Grantor hereby agrees that it will not accept, any payment or distribution with respect to the Subordinated Obligations (including, without limitation, any payment or distribution received through the exercise of any right of setoff, counterclaim or crossclaim), until Payment in Full. Until Payment in Full, whether in or outside of any Proceeding, no Grantor shall, without the prior written consent of the Administrative Agent, exercise any Subordinated Lender Remedies. In the event of and during any Proceeding involving any Grantor: (a) all Secured Obligations shall be Paid in Full before any Grantor shall be entitled to receive any payment or distribution of any kind on account of any Subordinated Obligations (whether in cash, property or securities, including securities issued under a plan of reorganization or liquidation); and (b) any payment or distribution of assets of such Person of any kind or character, whether in cash, property or securities (including securities issued under a plan of reorganization or liquidation), to which any Grantor would be entitled except for these provisions, shall be forthwith paid by the liquidating trustee or agent or other Person making such payment or distribution directly to the Administrative Agent, to the extent necessary to make Payment in Full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of the Secured Obligations. Until Payment in Full, if a Proceeding shall occur and be continuing, each Grantor shall file all claims they may have against the other Grantors, and shall direct the debtor in possession or trustee in bankruptcy, as appropriate, to forthwith pay over to the Administrative Agent all amounts due to the Grantors on account of the Subordinated Obligations until Payment in Full (which payment shall not be deemed to be a payment of, or otherwise credited against, the Subordinated Obligations). If the Grantors fail to file and/or vote such claims prior to thirty (30) days before the expiration of time to do so, the Administrative Agent may (but shall have no obligation or duty to) prepare, execute, file and/or vote such claims in the Grantors’ names on behalf of the Lenders, and the Grantors also irrevocably authorize, empower and direct the Administrative Agent to demand, sue for, collect and receive (or cause to do the same) every such payment or distribution; provided, however, that the Administrative Agent shall have no obligation or duty to execute, prepare, verify, deliver and/or

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file any such claim and its action or inaction shall not give rise to any claims or liability against any Agent or any Lender. If the Administrative Agent votes any such claim in accordance with the authority granted hereof, the Grantors shall not be entitled to withdraw or change such vote. Subject to Payment in Full and the provisions of Section 8.19, the Grantors shall be subrogated to the rights of Administrative Agent and Lenders to receive payments and distributions of cash, property and securities applicable to the Secured Obligations to the extent that distributions otherwise payable to the Grantors have been applied to the Secured Obligations, until all amounts payable under the Subordinated Obligations shall have been paid in full. For purposes of such subrogation, no payments or distributions to Administrative Agent or Lenders of any cash, property or securities to which the Grantors would be entitled except for the provisions of this Section 8.20, and no payment pursuant to the provisions of this Section 8.20 to Administrative Agent or Lenders by the Grantors shall, as among the Grantors and its creditors (other than Administrative Agent and Lenders), be deemed to be a payment or distribution by the Grantors to or on account of the Secured Obligations.
[Signature Pages Follow]

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IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has duly executed and delivered this Guaranty and Collateral Agreement as of the date first above written.

GRANTORS AND ISSUERS:	QUMU CORPORATION., a Minnesota corporation By: /s/ David G. Ristow Name: David G. Ristow Title: Chief Financial Officer
QUMU, INC., a California corporation By: /s/ David G. Ristow Name: David G. Ristow Title: Chief Financial Officer

(Signature Page to Guaranty and Collateral Agreement)

ADMINISTRATIVE AGENT:	ESW HOLDINGS, INC. By: /s/ Andrew S. Price Name: Andrew S. Price Title: Chief Financial Officer

(Signature Page to Guaranty and Collateral Agreement)

ANNEX I

LLC OPERATING AGREEMENT AMENDMENTS
ARTICLE IARTICLE [_____] - CERTIFICATES; UCC ARTICLE 8
Please add a new Article [_____] as follows:
The Company shall issue a certificate of membership interest to each member to evidence the limited liability company interests held by such member. Each limited liability company interest shall constitute a “security” governed by Article 8 of the UCC in effect from time to time in the State of [___________________].
Please add a new Article as follows:
ARTICLE II    ARTICLE [_____] - RIGHTS OF AGENT
Section [_____] In the event that ESW Holdings, Inc., as Administrative Agent (together with any successor thereto, in such capacity, “Administrative Agent”) exercises its rights and remedies (the “Pledge Rights”) under and in accordance with that certain Guaranty and Collateral Agreement dated as of January 12, 2018 between Administrative Agent, the Company and certain of Company’s affiliates (as amended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), delivered in connection with that certain Credit Agreement dated as of January 12, 2018 among the Company and/or certain other borrowers, Administrative Agent, and the financial institutions or other entities from time to time parties thereto, as lenders (the “Lenders”) (as amended, restated, supplemented or otherwise modified from time to time, “Credit Agreement”), notwithstanding anything contained in this Agreement to the contrary: (a) Administrative Agent shall be entitled to remove any or all Managers and appoint any representatives of Administrative Agent or any other person or entity, as Administrative Agent elects, to be the Manager(s) in order to fill the vacancy created by such removal and the Members shall not have the right to remove the Manager(s) so appointed by Administrative Agent or to elect any new or additional Manager(s), and (b) any limitations contained in this agreement inconsistent with the provisions of the Collateral Agreement or this Article shall thereupon be deemed waived, void and of no further force and effect until all of the Obligations (as defined in the Credit Agreement) of the Company to Administrative Agent and Lenders under the Credit Agreement have been fully and finally paid, including (i) any provision that requires approval of actions by a “Majority in Interest”, and (ii) provisions requiring the approval of any Manager for certain actions, it being agreed that any Managers may be replaced by a sole Manager at Administrative Agent’s option. Following the full and final payment to Administrative Agent and Lenders of the Obligations under the Credit Agreement, all such provisions shall be deemed to be reinstated and in full force and effect.
Section [_____] Notwithstanding anything contained in this agreement to the contrary, all restrictions on transfer and assignability of any Member’s interests in the Company shall be inapplicable, and of no force and effect, as to any transfer of any interests in the Company to Administrative Agent (or any nominee affiliate, successor, assignee or transferee thereof) in accordance with the Collateral Agreement.

Annex I – Page 33

Section [_____] Neither the Members nor any Managers will amend this agreement to provide that any limited liability company interests in the Company are not securities governed by Article 8 of the UCC or otherwise “opt out” of Article 8 of the UCC.
Section [_____] The provisions of this Article shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and any future Members or Managers and their respective successors and assigns.
SECTION [_____] NONE OF THE PROVISIONS OF THIS ARTICLE [_____] OR ANY OTHER PROVISION OF THIS AGREEMENT MAY BE AMENDED IN ANY WAY WHICH ALTERS, LIMITS, RESTRICTS OR ADVERSELY AFFECTS ADMINISTRATIVE AGENT’S ABILITY TO EXERCISE ITS PLEDGE RIGHTS, OTHER RIGHTS UNDER THE PLEDGE AGREEMENT OR THE INTENDED RESULT THEREOF, WITHOUT THE PRIOR WRITTEN CONSENT OF ADMINISTRATIVE AGENT.

Annex I – Page 34

ANNEX II

FORM OF JOINDER TO GUARANTY AND COLLATERAL AGREEMENT
This JOINDER AGREEMENT (this “Agreement”) dated as of [____________ __, 201_] is executed by the undersigned for the benefit of ESW Holdings, Inc., as administrative agent for itself, the Lenders and certain Affiliates of the Lenders (the “Administrative Agent”) in connection with that certain Guaranty and Collateral Agreement dated as of January 12, 2018 among the Grantors party thereto and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Guaranty and Collateral Agreement”). Capitalized terms not otherwise defined herein are being used herein as defined in the Guaranty and Collateral Agreement.
Each Person signatory hereto is required to execute this Agreement pursuant to Section 8.16 of the Guaranty and Collateral Agreement.
In consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each signatory hereby agrees as follows:
1.Each such Person assumes all the obligations of a Grantor and a Guarantor under the Guaranty and Collateral Agreement and agrees that such person or entity is a Grantor and a Guarantor and bound as a Grantor and a Guarantor under the terms of the Guaranty and Collateral Agreement, as if it had been an original signatory to such agreement. In furtherance of the foregoing, such Person hereby assigns, pledges and grants to the Administrative Agent, for its benefit, the ratable benefit of the Lenders and (to the extent provided herein) their Affiliates, a security interest in all of its right, title and interest in and to the Collateral owned thereby to secure the Secured Obligations.
2.    Schedules 1, 2, 3, 4, 5, 6 and 7 of the Guaranty and Collateral Agreement are hereby amended to add the information relating to each such Person set out on Schedules 1, 2, 3, 4, 5, 6 and 7 respectively, hereof. Each such Person hereby makes to the Administrative Agent the representations and warranties set forth in the Guaranty and Collateral Agreement applicable to such Person and the applicable Collateral and confirms that such representations and warranties are true and correct after giving effect to such amendment to such Schedules.
3.    In furtherance of its obligations under Section 5.2 of the Guaranty and Collateral Agreement, each such Person agrees to deliver to the Administrative Agent appropriately complete UCC financing statements naming such person or entity as debtor and the Administrative Agent as secured party, and describing its Collateral and such other documentation as the Administrative Agent (or its successors or assigns) may require to evidence, protect and perfect the Liens created by the Guaranty and Collateral Agreement, as modified hereby. Each such Person acknowledges the authorizations given to the Administrative Agent under the Section 5.9(b) of the Guaranty and Collateral Agreement and otherwise.
4.    Each such Person’s address for notices under the Guaranty and Collateral Agreement shall be the address of the Company set forth in the Credit Agreement and each such Person hereby appoints the Company as its agent to receive notices hereunder.

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5.    This Agreement shall be deemed to be part of, and a modification to, the Guaranty and Collateral Agreement and shall be governed by all the terms and provisions of the Guaranty and Collateral Agreement, with respect to the modifications intended to be made to such agreement, which terms are incorporated herein by reference, are ratified and confirmed and shall continue in full force and effect as valid and binding agreements of each such person or entity enforceable against such person or entity. Each such Person hereby waives notice of the Administrative Agent’s acceptance of this Agreement. Each such Person will deliver an executed original of this Agreement to the Administrative Agent.
[NEW GRANTOR], a [_______________]
[___________________]

By:
Name:
Title:

Annex II – Page 2